EXHIBIT 99.2

NEWS
CONTACT:	Terri MacInnis, Dir. of Investor Relations Bibicoff & Associates, Inc. 818.379.8500 terrimac@bibicoff.com

Acorn Factor Equity Affiliate Comverge, Inc. Launches Initial Public Offering

MAHWAH, NJ, MAR. 27, 2007 - Acorn Factor, Inc. (OTCBB: ACFN) announced today that its equity affiliate, Comverge Inc., a leading provider of clean energy solutions, has commenced distribution of preliminary prospectuses in anticipation of an initial public offering (“IPO”) of 4,687,500 of its common shares. This offering represents an approximate 28% interest in Comverge. The offering is being made pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission. Certain selling shareholders will also grant the underwriters a 30-day option to purchase up to 703,125 additional shares of common stock. Comverge has applied for listing of the shares of common stock proposed to be issued and sold in the IPO on the Nasdaq Global Market under the symbol “COMV.”

The underwriters of the offering will be Citigroup Global Markets Inc., sole book-running manager of the offering, and Cowen and Company, LLC, RBC Capital Markets Corporation and Pacific Growth Equities, LLC as co-managers. The offering will be made only by means of a prospectus. A copy of the preliminary prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, N.Y., 11220, (718) 765-6732, fax (718) 765-6734.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Comverge
Comverge is a leading provider of clean energy solutions that enhance grid reliability and enable utilities to increase available electric capacity during periods of peak energy demand on a more cost-effective basis than conventional alternatives.
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, statements regarding the business strategy, plans and objectives of Comverge. Although Comverge believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The actual results for Comverge could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including market conditions and other risks typically associated with securities offerings. In particular, the forward-looking statements of Comverge are subject to the risks and uncertainties discussed in Comverge's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Comverge does not assume a duty to update these forward-looking statements.
About Acorn Factor
Acorn Factor, Inc., formerly Data Systems & Software Inc., is a holding company which currently maintains an equity position in Comverge, Inc. - a leading provider of clean energy solutions that enhance grid reliability and enable electric utilities to increase available electric capacity. ACFN also owns an interest in Paketeria GmbH and a controlling position in dsIT. Additional information about Acorn Factor and its subsidiary and equity affiliates is available at www.acornfactor.com, www.dsit.co.il, www.comverge.com and www.paketeria.de .

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